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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 7, 2003



                                 ENDOCARE, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        0-27212                                                  33-0618093
(Commission File Number)                              (IRS Employer Identification No.)


                 201 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA 92618
          (Address of principal executive offices, including zip code)


                                 (949) 450-5400
              (Registrant's telephone number, including area code)
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ITEM 4. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
        FINANCIAL DISCLOSURE

DISMISSAL OF KPMG.

KPMG, LLP ("KPMG") previously served as the accountants of Endocare, Inc. (the "Company"). The Company's Board of Directors, upon recommendation of the Audit Committee, approved the dismissal of KPMG as the Company's independent auditor, effective March 7, 2003.

KPMG's report on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

As previously reported by the Company in a press release dated December 12, 2002, KPMG notified the Company's Audit Committee, by letter dated December 11, 2002 (the "KPMG Letter"), that KPMG's report dated February 19, 2002, except as to notes 1 and 15, which are dated as of March 25, 2002, on the Company's consolidated financial statements as of December 31, 2001, and for the year then ended (the "2001 KPMG Report"), had been withdrawn and can no longer be relied upon. KPMG also advised the Audit Committee they believed that sufficient evidence exists to conclude that the Company's consolidated financial statements for the quarters ended March 31, 2002 and June 30, 2002 should not be relied upon. KPMG stated that it was unable to rely on the representations of the Company's senior management and would continue to act as the Company's independent auditor only if those concerns were satisfactorily resolved.

DISAGREEMENT WITH KPMG.

What follows is a description of the one disagreement with KPMG during the Company's two most recent fiscal years and the subsequent interim period through March 7, 2003 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG would have caused KMPG to make a reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements.

The Company's Audit Committee has discussed the subject matter of the disagreement with KPMG. In addition, the Company has authorized KPMG to respond fully to the inquiries of the successor auditor concerning the subject matter of the disagreement.

KPMG has concluded that it is unable to rely on the representations of the Company's management. KPMG's decision was based on the following transactions and corresponding accounting principles: (i) revenue recognition issues relating to sales to customers of the Company's Cryocare surgical system; and (ii) the timing of the recording of certain expense items and recognition of certain accounts receivables.
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The Company's Audit Committee has investigated these matters and disagrees with
KPMG's conclusion that it could not rely on the representations made by management. In addition, based on that investigation, the Audit Committee concluded there had been no fraud or intentional wrongdoing by the Company's management. The Company's Audit Committee has determined that it is in the best interests of the Company and its stockholders to dismiss KPMG and seek new independent accountants.

REPORTABLE EVENTS.

Other than as described above, there have been no "reportable events" (as that term is used in Item 304(a)(1)(v) of Regulation S-K) during the Company's two most recent fiscal years and the subsequent interim period.

LETTER FROM KPMG.

The Company has requested that KPMG furnish a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the above statements. A copy of such letter has been filed by the Company as an exhibit to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  16.1     Letter from KPMG LLP.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ENDOCARE, INC.


                                           By: /s/ Katherine Greenberg
                                               ---------------------------------
Date: March 14, 2003                           Katherine Greenberg
                                               Chief Financial Officer